EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
HNI Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-206549, No. 333-190646, No. 333-168761, No. 333-168760, No. 333-168758, No. 333-31366, No. 333-91682, No. 333-142717, No. 333-142742, No. 333-159935, and No. 333-217793) on Form S-8 and (No. 333-159127) on Form S-3 of HNI Corporation of our report dated February 23, 2018, with respect to the consolidated balance sheets of HNI Corporation as of December 30, 2017 and December 31, 2016, and the related consolidated statements of comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 30, 2017, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 30, 2017, which report appears in the December 30, 2017 annual report on Form 10-K of HNI Corporation.
/s/ KPMG LLP
Chicago, Illinois
February 23, 2018